As filed with the Securities and Exchange Commission on August 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tempus AI, Inc.

(Exact name of registrant as specified in its charter)

Nevada	47-4903308
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 West Chicago Avenue, Suite 510

Chicago, Illinois 60654

(800) 976-5448

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric Lefkofsky

Chief Executive Officer, Founder and Chairman

Tempus AI, Inc.

600 West Chicago Avenue, Suite 510

Chicago, Illinois 60654

(800) 976-5448

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christina T. Roupas

Courtney M.W. Tygesson

Cooley LLP

110 N. Wacker Drive, Suite 4200

Chicago, Illinois 60606

(312) 881-6500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains three prospectuses:

•	a base prospectus that covers the offering, sale and issuance by us of the securities identified in the base prospectus from time to time in one or more offerings (the “Base Prospectus”);

•	a prospectus that covers the offering and sale by selling stockholders of Class A common stock from time to time (the “Selling Stockholder Prospectus”); and

•

a sales agreement prospectus, which covers the offering, sale and issuance by us of up to a maximum aggregate offering price of $500,000,000 of our Class A common stock that may be issued and sold from time to time under a Controlled Equity OfferingSM sales agreement with Morgan Stanley & Co. LLC, Cantor Fitzgerald & Co., TD Securities (USA) LLC and Allen & Company LLC (the “ATM Prospectus”).

The Base Prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the Base Prospectus will be specified in one or more prospectus supplements to the Base Prospectus. The Selling Stockholder Prospectus immediately follows the Base Prospectus.

Prospectus

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell any combination of the securities described in this prospectus, either individually or in combination with other securities. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

Each time we sell securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Our Class A common stock is listed on the Nasdaq Global Select Market under the trading symbol “TEM.” On August 7, 2025, the last reported sale price of our Class A common stock was $58.74 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Select Market or any other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page 6 of this prospectus and contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings. There is no limit on the aggregate amount of the securities that we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described in the section titled “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference industry, market and competitive position data from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. The content of these third-party sources, except to the extent specifically set forth in this prospectus and the documents incorporated by reference in this prospectus, does not constitute a portion of this prospectus or the documents incorporated by reference in this prospectus and is not incorporated herein or therein. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

i

In addition, while we are responsible for all of the disclosure contained in this prospectus and the documents incorporated by reference in this prospectus and we believe the industry, market and competitive position data included in this prospectus and the documents incorporated by reference in this prospectus is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Special Note Regarding Forward-Looking Statements” in this prospectus and in the section titled “Risk Factors” incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless the context indicates otherwise, as used in this prospectus, all references to “Tempus,” the “Company,” “we,” “us,” “our,” or similar references refer to Tempus AI, Inc. and its consolidated subsidiaries.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the documents incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained or incorporated in this prospectus and any related prospectus supplement, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. Within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), these forward-looking statements include, but are not limited to, statements concerning the following:

•	the evolving treatment paradigm for cancer, including physicians’ use of molecular data and targeted oncology therapeutics and the market size for our current and future products;

•	our ability to expand our business beyond oncology into new disease areas;

•	estimates of our addressable market and our expectations regarding our revenue, expenses, capital requirements and operating results;

•	our ability to develop new products and services, including our goals and strategy regarding development and commercialization of our AI Applications product line;

•	our ability to maintain and grow our datasets, including in new disease areas and geographies;

•	any expectation that the growth of our datasets will improve the quality of our products and services and accelerate their adoption;

•	our ability to capture, aggregate, analyze or otherwise utilize genomic data in new ways and in additional diagnostic modalities;

•	any expectation that we will continue to commercialize de-identified records and license them to multiple customers;

•	the acceptance of our publications in peer-reviewed journals or of our presentations at scientific and medical conference presentations;

•	the implementation of our business model and strategic plans for our products, technologies and businesses;

•	competitive companies and technologies and our industry;

•	the potential of intelligent diagnostics to be disruptive across a broad set of disease areas and the clinical trial process;

•	our ability to manage and grow our business by expanding our sales to existing customers or introducing our products to new customers;

•	the impact of macroeconomic conditions, including new and potential tariffs, on us and our customers;

•	third-party payer reimbursement and coverage decisions, including our strategy to increase reimbursement;

•	our ability to establish and maintain intellectual property protection for our products or avoid claims of infringement;

•	potential effects of evolving and/or extensive government regulation;

•	the timing or likelihood of regulatory filings and approvals;

iii

•	our ability to hire and retain key personnel;

•	our ability to expand internationally, including through our joint venture, SB Tempus Corp. in Japan;

•

our ability to successfully acquire businesses, form joint ventures or make investments in companies or technologies, including our ability to realize the expected benefits of our acquisitions of Ambry Genetics Corporation and Deep 6 AI, Inc.;

•	our ability to protect and enforce our intellectual property rights, including our trade secret protected proprietary rights in our platform;

•	our ability to service or pay down existing or future debt obligations;

•	the outcome of pending or threatened litigation;

•	our anticipated cash needs and our needs for additional financing; and

•	anticipated trends and challenges in our business and the markets in which we operate.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in, or incorporated by reference into, this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in, or incorporated by reference into, the sections titled “Risk Factors” in this prospectus and any applicable prospectus supplement and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated into this prospectus and any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in, or incorporated by reference into, this prospectus. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in, or incorporated by reference into, this prospectus and any related prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus and any related prospectus supplement to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

iv

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Tempus is a technology company focused on healthcare that straddles two converging worlds. We strive to combine deep healthcare expertise, providing next-generation diagnostics across multiple disease areas, with leading technology capabilities, harnessing the power of data and analytics to help personalize medicine. We endeavor to unlock the true power of precision medicine by creating Intelligent Diagnostics through the practical application of artificial intelligence (“AI”) in healthcare. Intelligent Diagnostics use AI, including generative AI, to make laboratory tests more accurate, tailored, and personal. Unlike traditional diagnostic labs, we can incorporate unique patient information, such as clinical, molecular, and imaging data, with the goal of making our tests more intelligent and our results more insightful. Unlike other technology companies, we are deeply rooted in clinical care delivery as one of the largest sequencers of cancer patients, and patients with other diseases, in the United States. Straddling both worlds is advantageous as we believe Intelligent Diagnostics represent the future of precision medicine, informing more personalized and data-driven therapy selection and development. We believe their adoption could empower physicians to deliver better care and researchers to develop more precise therapies, with the potential to save millions of lives.

In order to bring AI to healthcare at scale, we believe the foundation of how data flows throughout the ecosystem needs to be rebuilt. We established new data pipes, going to and from providers, to allow for the free exchange of data between physicians, who interpret data, and diagnostic and life science companies, who provide data, integrating relevant clinical data, such as outcomes, or adverse events, which are essential for many clinical decisions. Without this capability, we believe that data would continue to accumulate without impacting patient care. To accomplish this, we built both a technology platform to free healthcare data from silos and an operating system to make this data useful, the combination of which we refer to as our Platform. Our Platform connects multiple stakeholders within the larger healthcare ecosystem, often in real time, to assemble and integrate the data we collect, thereby providing an opportunity for physicians to make data-driven decisions in the clinic and for researchers to discover and develop therapeutics. We aim to help physicians find the best therapies for their patients, help pharmaceutical and biotechnology companies make the best drugs possible, and enable patients to access emerging therapies and clinical trials when appropriate.

We currently offer three product lines: Genomics, Data and AI Applications. Each product line is designed to enable and enhance the others, thereby creating network effects in each of the markets in which we operate. We are able to commercialize records multiple times, both at the time a test is run and thereafter. Our Genomics product line leverages our state-of-the-art laboratories to provide next generation sequencing diagnostics, polymerase chain reaction profiling, molecular genotyping and other anatomic and molecular pathology testing to healthcare providers, pharmaceutical companies, biotechnology companies, researchers, and other third parties. The data generated in our lab or ingested into our platform as part of the Genomics product line is structured and de-identified, prior to commercialization. This de-identified database is then commercialized to our pharmaceutical and biotechnology partners to facilitate drug discovery and development through two primary Data and Services products, Insights and Trials. Our third product line, AI Applications, is focused on developing and providing diagnostics that are algorithmic in nature, implementing new software as a medical device, and building and deploying clinical decision support tools.

Corporate Information

We were founded by Eric Lefkofsky under the name Bioin, LLC in Delaware in August 2015. We converted to a Delaware corporation in September 2015 under the name Bioin, Inc., and later changed our name to Tempus Health, Inc. in 2015, to Tempus Labs, Inc. in 2016, and to Tempus AI, Inc. in 2023. Effective as of August 7, 2025, we reincorporated, by conversion, from a Delaware corporation to a Nevada corporation. Our principal executive offices are located at 600 West Chicago Avenue, Suite 510 Chicago, Illinois 60654, and our telephone number is (800) 976-5448. Our website address is www.tempus.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on, or that can be accessed through, our website to be part hereof. We completed our initial public offering in June 2024, and our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “TEM.”

The Tempus logo, “Tempus” and our other registered and common law trade names, trademarks and service marks are the property of Tempus AI, Inc. or our subsidiaries. Other trade names, trademarks and service marks used herein are the property of their respective owners.

Implications of Being an Emerging Growth Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have at least $1.235 billion in annual revenue; (ii) the date upon which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period; and (iv) December 31, 2029. Based on the aggregate market value of shares of our Class A common stock held by non-affiliates as of June 30, 2025, we expect to become a “large accelerated filer” and no longer qualify as an emerging growth company as of December 31, 2025.

Description of Securities

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment or other options, if any; and

•	the net proceeds to us, if any.

Class A Common Stock. We may issue shares of our Class A common stock from time to time. Under our articles of incorporation, our board of directors has the authority to designate up to 1,000,000,000 shares of Class A common stock, par value $0.0001 per share. The holders of Class A common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to the preferences of any then outstanding shares of preferred stock, the holders of Class A common stock and Class B common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, whether voluntary or involuntary, the then outstanding holders of Class A common stock and Class B common stock are entitled to share pro rata all funds and assets remaining after payment of liabilities and liquidation preferences of any then outstanding shares of preferred stock. Holders of our common stock have no preemptive rights or rights to convert their common stock into any other securities, except for the conversion provisions with respect to the Class B common stock described in the section titled “Description of Capital Stock.” There are no redemption or sinking fund provisions applicable to our common stock. In this prospectus, we have summarized certain general features of our common stock in the section titled “Description of Capital Stock:Class A Common Stock and Class B Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any Class A common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our articles of incorporation, our board of directors has the authority to designate up to 20,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series and determine or alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock, any or all of which may be greater than the rights of the common stock. If we sell any new series of preferred stock under this prospectus and any applicable prospectus supplement, our board of directors will determine the rights, preferences and privileges of the preferred stock being offered, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Preferred stock may be convertible into our common stock or other securities of ours, or may be exchangeable for debt securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of the certificate of designation that describes the terms of the series of preferred stock being offered before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock in the section titled “Description of Capital Stock:Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Convertible or exchangeable debt securities will be convertible into or exchangeable for our Class A common stock or our other securities. Conversion or exchange may be mandatory or optional (at our option or the holders’ option) and would be at prescribed conversion or exchange prices.

The debt securities will be issued under an indenture that we will enter into with a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities in the section titled “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of Class A common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities offered by any prospectus supplement. In this prospectus, we have summarized certain general features of the warrants in the section titled “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include acquisitions or strategic investments in complementary businesses or technologies, working capital, operating expenses and capital expenditures. See “Use of Proceeds.”

Nasdaq Global Select Market Listing

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “TEM.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and described under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. See the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include acquisitions or strategic investments in complementary businesses or technologies, working capital, operating expenses and capital expenditures. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term and intermediate term, interest-bearing obligations, investment-grade instruments, certificates of deposit or director or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our articles of incorporation and our bylaws. We encourage you to read those documents carefully.

General

Under our articles of incorporation, our authorized capital stock consists of 1,025,500,000 shares, all with a par value of $0.0001 per share, of which:

•	1,000,000,000 shares are designated Class A common stock;

•	5,500,000 shares are designated Class B common stock; and

•	20,000,000 shares are designated preferred stock.

As of June 30, 2025, there were 168,580,827 shares of Class A common stock outstanding, 5,043,789 shares of Class B common stock outstanding and no shares of preferred stock outstanding. As of June 30, 2025, there were 145,466 shares of Class A common stock held in treasury.

Class A Common Stock and Class B Common Stock

Voting Rights

The Class A common stock is entitled to one vote per share on any matter that is submitted to a vote of our stockholders. Holders of our Class B common stock are entitled to 30 votes per share on any matter submitted to our stockholders. Holders of shares of Class B common stock and Class A common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by Nevada law or our articles of incorporation.

Under Nevada law, holders of our Class A common stock or Class B common stock would be entitled to vote as a separate class if a proposed amendment to our articles of incorporation would adversely alter or change any preference or any relative or other right given to such class. While our articles of incorporation provide that the holders of our Class A common stock do not have the right to vote as a separate class as to amendments to our articles of incorporation that would increase or decrease the aggregate number of authorized shares of Class A common stock, they are entitled to the other class protections provided under Nevada law. As a result, in these limited instances, the holders of a majority of the Class A common stock could defeat any amendment to our articles of incorporation. For example, if a proposed amendment of our articles of incorporation provided for the Class A common stock to rank junior to the Class B common stock with respect to (1) any dividend or other distribution, (2) the distribution of proceeds were we to be acquired or (3) any other right, Nevada law would require the vote of the Class A common stock. In this instance, the holders of a majority of Class A common stock could defeat that amendment to our articles of incorporation.

Our articles of incorporation do not provide for cumulative voting for the election of directors.

Economic Rights

Except as otherwise expressly provided in our articles of incorporation or otherwise required by applicable law, all shares of Class A common stock and Class B common stock have the same rights and privileges and rank equally, share ratably and be identical in all respects for all matters, including those described below.

Dividends and Distributions

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock and Class B common stock are entitled to share equally, identically, and ratably, on a per share basis, with respect to any dividend or distribution of cash or property paid or distributed by the company, unless different treatment of the shares of the affected class is approved by the affirmative vote of the holders of a majority of the outstanding shares of such affected class, voting separately as a class.

Liquidation Rights

On our liquidation, dissolution, or winding-up, the holders of Class A common stock and Class B common stock are entitled to share equally, identically, and ratably in all assets remaining after the payment of any liabilities, liquidation preferences, and accrued or declared but unpaid dividends, if any, with respect to any outstanding preferred stock, unless a different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of such affected class, voting separately as a class.

Change of Control Transactions

The holders of Class A common stock and Class B common stock are treated equally and identically with respect to shares of Class A common stock or Class B common stock owned by them, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the class treated differently, voting separately as a class, on (a) the closing of the sale, transfer, or other disposition of all or substantially all of our assets, (b) the consummation of a merger, reorganization, consolidation, or share transfer which results in our voting securities outstanding immediately before the transaction (or the voting securities issued with respect to our voting securities outstanding immediately before the transaction) representing less than a majority of the combined voting power of the voting securities of the company or the surviving or acquiring entity or (c) the closing of the transfer (whether by merger, consolidation, or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons of securities of the company if, after closing, the transferee person or group would hold 50% or more of the outstanding voting power of the company (or the surviving or acquiring entity), in each case, in which cash or other property is, pursuant to the express terms of such transaction, to be distributed to the stockholders in respect of their shares of our capital stock. However, consideration to be paid or received by a holder of common stock in connection with any such assets sale, merger, reorganization, consolidation, or share transfer under any employment, consulting, severance, or other arrangement will be disregarded for the purposes of determining whether holders of common stock are treated equally and identically.

Subdivisions and Combinations

If we subdivide or combine in any manner outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other classes will be subdivided or combined in the same manner.

No Preemptive or Similar Rights

Our Class A common stock and Class B common stock are not entitled to preemptive rights, and are not subject to conversion, redemption or sinking fund provisions, except for the conversion provisions with respect to the Class B common stock described below.

Conversion

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. On any transfer of shares of Class B common stock, whether or not for value, each such transferred share will automatically convert into one share of Class A common stock, except for certain transfers detailed below and further described in our articles of incorporation.

Any holder’s shares of Class B common stock will convert automatically into Class A common stock, on a one-to-one basis, upon certain circumstances, including: (1) the sale or transfer of such shares of Class B common stock, other than to any person or entity which, directly or directly, is controlled by, or is under common control with, the holder of such shares of Class B common stock making such transfer; (2) the trading day that is no less than 90 days and no more than 150 days following June 17, 2044; (3) the date on which Mr. Lefkofsky is no longer providing services to us as an executive officer or member of our board of directors; and (4) the trading day that is no less than 90 days and no more than 150 days following the date that Mr. Lefkofsky and his controlled entities hold, in the aggregate, fewer than 10,000,000 shares of our capital stock (as adjusted for stock splits, stock dividends, combinations, subdivisions and recapitalizations).

Any shares of the Class B common stock that have been converted or are otherwise acquired by us may not be reissued.

Preferred Stock

Under our articles of incorporation, our board of directors may, without further action by our stockholders (except as noted below), fix the rights, preferences, privileges, and restrictions of up to an aggregate of 20,000,000 shares of preferred stock in one or more series and authorize their issuance. Notwithstanding the foregoing, so long as any shares of Class B common stock remain outstanding, no shares of preferred stock with voting rights equal or superior to those of the Class B common stock may be issued without the approval of the holders of a majority of the outstanding shares of Class B common stock. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our Class A common stock or Class B common stock. Any issuance of our preferred stock could adversely affect the voting power of holders of our Class A common stock or Class B common stock, and the likelihood that such holders would receive dividend or other distribution payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action. We have no present plan to issue any shares of preferred stock.

Registration Rights

Stockholder Registration Rights

We are party to an investor rights agreement that provides that certain holders of our convertible preferred stock, including certain holders of at least 5% of our capital stock and entities affiliated with certain of our directors, have certain registration rights, as set forth below. This investor rights agreement was entered into in April 2024. The registration of shares of our Class A common stock (including shares of Class A common stock issuable upon conversion of Class B common stock) by the exercise of registration rights described below would enable the holders to sell these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered by the demand, piggyback, and Form S-3 registrations described below.

Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include. The demand, piggyback, and Form S-3 registration rights described below will expire five years after the date of our initial public offering (the “IPO Date”), or with respect to any particular stockholder, such time after the IPO Date that such stockholder (a) holds less than 1% of our outstanding common stock (including shares issuable on conversion of outstanding convertible preferred stock) and (b) can sell all of its shares under Rule 144 of the Securities Act (“Rule 144”) during any 90-day period.

Demand Registration Rights

The holders of the registerable securities are entitled to certain demand registration rights. At any time after December 13, 2024, the holders of a majority of these shares may, on not more than two occasions, request that we register all or a portion of their shares. Such request for registration must cover shares with an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $15.0 million.

Piggyback Registration Rights

In the event that we propose to, subject to limited exceptions, register any of our securities under the Securities Act, either for our own account or for the account of other security holders, the holders of these shares are entitled to certain piggyback registration rights allowing the holder to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a demand registration or a registration statement on Forms S-4 or S-8, the holders of these shares are entitled to notice of the registration and have the right to include their shares in the registration, subject to limitations that the underwriters may impose on the number of shares included in the offering.

Form S-3 Registration Rights

The holders of an aggregate of at least 20% of the then outstanding shares of Class A common stock and Class B common stock are entitled to certain Form S-3 registration rights. The holders of an aggregate of at least 20% of these shares can make a request that we register their shares on Form S-3 if we are qualified to file a registration statement on Form S-3 and if the reasonably anticipated aggregate gross proceeds of the shares offered would equal or exceed $1.0 million. We will not be required to effect more than two registrations on Form S-3 within any 12-month period.

Anti-Takeover Provisions

Articles of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock are able to elect all of our directors. Our articles of incorporation and bylaws provide for stockholder actions at a duly called meeting of stockholders or, so long as any shares of Class B common stock remain outstanding, by written consent. A special meeting of stockholders may be called by a majority of our board of directors, the chair of our board of directors, our chief executive officer, or, so long as any shares of Class B common stock remain outstanding, by our secretary upon written consent of our stockholders entitled to cast at least a majority of the votes at such meeting. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors.

Our articles of incorporation further provide for a dual-class common stock structure, which provides Eric Lefkofsky, our Chief Executive Officer, Founder, and Chairman, who beneficially owns 100% of our outstanding Class B common stock, with control over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets. Additionally, so long as any shares of Class B common stock remain outstanding, a majority vote of the outstanding Class B common stock is required to (1) amend, alter, or repeal any provision of the articles of incorporation or bylaws in a manner that modifies the rights of the holders of the Class B common stock, (2) reclassify any outstanding shares of Class A common stock into shares having (a) dividend or liquidation rights that are senior to the Class B common stock or (b) the right to more than one vote per share, (3) issue any shares of preferred stock having voting rights equal or superior to those of the Class B common stock, and (4) issue any additional shares of Class B common stock or other securities convertible into Class B common stock (except for the issuance of Class B common stock issuable upon a dividend or other distribution under certain circumstances).

The foregoing provisions will make it more difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated convertible preferred stock makes it possible for our board of directors to issue convertible preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions, including the dual-class structure of our common stock, are intended to preserve our existing control structure, facilitate our continued product innovation and the risk-taking that it requires, permit us to continue to prioritize our long-term goals rather than short-term results, enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Nevada “Combinations with Interested Stockholders” Statutes

Nevada’s “combinations with interested stockholders” statutes (Nevada Revised Statutes 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves, in advance, either the combination or the transaction by which such person becomes an “interested stockholder,” or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation or in an amendment effective prior to the company having 200 or more stockholders of record, then the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have not made an election to opt out of these statutes in our articles of incorporation, and so these statutes could apply to us in the event we have 200 or more stockholders of record.

Choice of Forum

Our articles of incorporation provide that the Eighth Judicial District Court of the State of Nevada be the exclusive forum for actions or proceedings brought under Nevada statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our current or former directors, officers or other employees, or any of our stockholders; (3) any action or proceeding asserting a claim against us or any of our current or former directors, officers or other employees, or any of our stockholders, arising pursuant to any provision of the Nevada Revised Statutes, our articles of incorporation or bylaws, as each may be amended from time to time; (4) any action or proceeding to interpret, apply, enforce or determine the validity of our articles of incorporation or bylaws, including any right, obligation or remedy thereunder; (5) any internal action (as defined in NRS 78.046) and any action or proceeding as to which jurisdiction of the District Courts of the State of Nevada is conferred by Title 7 of the Nevada Revised Statutes; and (6) any action asserting a claim against us or any of our directors, officers or other employees, or any of our stockholders, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. The provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act. Our articles of incorporation further provide that the federal district courts of the United States of America are the exclusive forum for resolving any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Exchange Listing

Our Class A common stock is currently listed on the Nasdaq Global Select Market under the symbol “TEM.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock and Class B common stock is Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, LLC). The transfer agent’s address is 55 Challenger Road, Ridgefield Park, New Jersey 07660.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class A common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with Class A common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase Class A common stock or preferred stock, the number of shares of Class A common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material or special U.S. federal income tax considerations, if any, of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase Class A common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the internal laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	the performance of third-party service providers;

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of the Nasdaq Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or at market prices prevailing at the time of sale; and/or

•	to or through a market maker other than on the Nasdaq Global Select Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than Class A common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters that are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in the Class A common stock on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Class A common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP, Chicago, Illinois and, with respect to matters of Nevada law, by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement and the accompanying exhibits. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://investors.tempus.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website address as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are deemed to have been furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing and concurrent effectiveness of the registration statement but prior to the termination of all offerings covered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 24, 2025;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 6, 2025, and for the quarter ended June 30, 2025, filed with the SEC on August 8, 2025;

•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on April  7, 2025 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024);

•	our Current Reports on Form 8-K filed with the SEC on February 3, 2025, April 23, 2025, May 23, 2025 and July 3, 2025; and

•

the description of our Class  A common stock in our registration statement on Form 8-A filed with the SEC on June 11, 2024, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to our Quarterly Report on Form 10-Q for the period ended June 30, 2025.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Tempus AI, Inc.

600 West Chicago Avenue, Suite 510

Illinois, 60654

Attn: Corporate Secretary

(800) 976-5448

Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

PROSPECTUS

August 8, 2025

Prospectus

Class A Common Stock

The selling stockholders listed under the heading “Selling Stockholders” may offer and sell up to 2,439,155 shares of our Class A common stock pursuant to this prospectus. In addition, from time to time, selling stockholders to be named in a prospectus supplement may offer shares of our Class A common stock. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying shares of our Class A common stock.

We will not receive any proceeds from the sale of shares of Class A common stock by selling stockholders.

Our Class A common stock is listed on the Nasdaq Global Select Market under the trading symbol “TEM.” On August 7, 2025, the last reported sale price of our Class A common stock was $58.74 per share.

Investing in our Class A common stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page 4 of this prospectus and contained in any applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the selling stockholders may offer shares of our Class A common stock in one or more offerings. There is no limit on the aggregate number of shares of Class A common stock that the selling stockholders may offer pursuant to the registration statement of which this prospectus is a part.

The selling stockholders listed under the heading “Selling Stockholders” in this prospectus may offer and sell up to 2,439,155 shares of our Class A common stock pursuant to this prospectus. In addition, from time to time, selling stockholders to be named in a prospectus supplement may offer shares of our Class A common stock and, in such case, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering by the selling stockholders, together with the information incorporated herein by reference as described in the section titled “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

We have not, and the selling stockholders have not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference industry, market and competitive position data from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. The content of these third-party sources, except to the extent specifically set forth in this prospectus and the documents incorporated by reference in this prospectus, does not constitute a portion of this prospectus or the documents incorporated by reference in this prospectus and is not incorporated herein or therein. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

In addition, while we are responsible for all of the disclosure contained in this prospectus and the documents incorporated by reference in this prospectus and we believe the industry, market and competitive position data

i

included in this prospectus and the documents incorporated by reference in this prospectus is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Special Note Regarding Forward-Looking Statements” in this prospectus and in the section titled “Risk Factors” incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us. Accordingly, investors should not place undue reliance on this information.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless the context indicates otherwise, as used in this prospectus, all references to “Tempus,” the “Company,” “we,” “us,” “our,” or similar references refer to Tempus AI, Inc. and its consolidated subsidiaries.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained or incorporated in this prospectus and any applicable prospectus supplement, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. Within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), these forward-looking statements include, but are not limited to, statements concerning the following:

•	the evolving treatment paradigm for cancer, including physicians’ use of molecular data and targeted oncology therapeutics and the market size for our current and future products;

•	our ability to expand our business beyond oncology into new disease areas;

•	estimates of our addressable market and our expectations regarding our revenue, expenses, capital requirements and operating results;

•	our ability to develop new products and services, including our goals and strategy regarding development and commercialization of our AI Applications product line;

•	our ability to maintain and grow our datasets, including in new disease areas and geographies;

•	any expectation that the growth of our datasets will improve the quality of our products and services and accelerate their adoption;

•	our ability to capture, aggregate, analyze or otherwise utilize genomic data in new ways and in additional diagnostic modalities;

•	any expectation that we will continue to commercialize de-identified records and license them to multiple customers;

•	the acceptance of our publications in peer-reviewed journals or of our presentations at scientific and medical conference presentations;

•	the implementation of our business model and strategic plans for our products, technologies and businesses;

•	competitive companies and technologies and our industry;

•	the potential of intelligent diagnostics to be disruptive across a broad set of disease areas and the clinical trial process;

•	our ability to manage and grow our business by expanding our sales to existing customers or introducing our products to new customers;

•	the impact of macroeconomic conditions, including new and potential tariffs, on us and our customers;

•	third-party payer reimbursement and coverage decisions, including our strategy to increase reimbursement;

•	our ability to establish and maintain intellectual property protection for our products or avoid claims of infringement;

•	potential effects of evolving and/or extensive government regulation;

iii

•	the timing or likelihood of regulatory filings and approvals;

•	our ability to hire and retain key personnel;

•	our ability to expand internationally, including through our joint venture, SB Tempus Corp. in Japan;

•

our ability to successfully acquire businesses, form joint ventures or make investments in companies or technologies, including our ability to realize the expected benefits of our acquisitions of Ambry Genetics Corporation and Deep 6 AI, Inc.;

•	our ability to protect and enforce our intellectual property rights, including our trade secret protected proprietary rights in our platform;

•	our ability to service or pay down existing or future debt obligations;

•	the outcome of pending or threatened litigation;

•	our anticipated cash needs and our needs for additional financing; and

•	anticipated trends and challenges in our business and the markets in which we operate.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in, or incorporated by reference into, this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in, or incorporated by reference into, the sections titled “Risk Factors” in this prospectus and any applicable prospectus supplement and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated into this prospectus and any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in, or incorporated by reference into, this prospectus. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in, or incorporated by reference into, this prospectus and any applicable prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus and any applicable prospectus supplement to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

iv

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our Class A common stock discussed in the section titled “Risk Factors” contained in this prospectus and in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Tempus is a technology company focused on healthcare that straddles two converging worlds. We strive to combine deep healthcare expertise, providing next-generation diagnostics across multiple disease areas, with leading technology capabilities, harnessing the power of data and analytics to help personalize medicine. We endeavor to unlock the true power of precision medicine by creating Intelligent Diagnostics through the practical application of artificial intelligence (“AI”) in healthcare. Intelligent Diagnostics use AI, including generative AI, to make laboratory tests more accurate, tailored, and personal. Unlike traditional diagnostic labs, we can incorporate unique patient information, such as clinical, molecular, and imaging data, with the goal of making our tests more intelligent and our results more insightful. Unlike other technology companies, we are deeply rooted in clinical care delivery as one of the largest sequencers of cancer patients, and patients with other diseases, in the United States. Straddling both worlds is advantageous as we believe Intelligent Diagnostics represent the future of precision medicine, informing more personalized and data-driven therapy selection and development. We believe their adoption could empower physicians to deliver better care and researchers to develop more precise therapies, with the potential to save millions of lives.

In order to bring AI to healthcare at scale, we believe the foundation of how data flows throughout the ecosystem needs to be rebuilt. We established new data pipes, going to and from providers, to allow for the free exchange of data between physicians, who interpret data, and diagnostic and life science companies, who provide data, integrating relevant clinical data, such as outcomes, or adverse events, which are essential for many clinical decisions. Without this capability, we believe that data would continue to accumulate without impacting patient care. To accomplish this, we built both a technology platform to free healthcare data from silos and an operating system to make this data useful, the combination of which we refer to as our Platform. Our Platform connects multiple stakeholders within the larger healthcare ecosystem, often in real time, to assemble and integrate the data we collect, thereby providing an opportunity for physicians to make data-driven decisions in the clinic and for researchers to discover and develop therapeutics. We aim to help physicians find the best therapies for their patients, help pharmaceutical and biotechnology companies make the best drugs possible, and enable patients to access emerging therapies and clinical trials when appropriate.

We currently offer three product lines: Genomics, Data and AI Applications. Each product line is designed to enable and enhance the others, thereby creating network effects in each of the markets in which we operate. We are able to commercialize records multiple times, both at the time a test is run and thereafter. Our Genomics product line leverages our state-of-the-art laboratories to provide next generation sequencing diagnostics, polymerase chain reaction profiling, molecular genotyping and other anatomic and molecular pathology testing to healthcare providers, pharmaceutical companies, biotechnology companies, researchers, and other third parties. The data generated in our lab or ingested into our platform as part of the Genomics product line is structured and de-identified, prior to commercialization. This de-identified database is then commercialized to our pharmaceutical and biotechnology partners to facilitate drug discovery and development through two primary Data and Services products, Insights and Trials. Our third product line, AI Applications, is focused on developing

1

and providing diagnostics that are algorithmic in nature, implementing new software as a medical device, and building and deploying clinical decision support tools.

Corporate Information

We were founded by Eric Lefkofsky under the name Bioin, LLC in Delaware in August 2015. We converted to a Delaware corporation in September 2015 under the name Bioin, Inc., and later changed our name to Tempus Health, Inc. in 2015, to Tempus Labs, Inc. in 2016, and to Tempus AI, Inc. in 2023. Effective as of August 7, 2025, we reincorporated, by conversion, from a Delaware corporation to a Nevada corporation. Our principal executive offices are located at 600 West Chicago Avenue, Suite 510 Chicago, Illinois 60654, and our telephone number is (800) 976-5448. Our website address is www.tempus.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on, or that can be accessed through, our website to be part hereof. We completed our initial public offering in June 2024, and our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “TEM.”

The Tempus logo, “Tempus” and our other registered and common law trade names, trademarks and service marks are the property of Tempus AI, Inc. or our subsidiaries. Other trade names, trademarks and service marks used herein are the property of their respective owners.

Implications of Being an Emerging Growth Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have at least $1.235 billion in annual revenue; (ii) the date upon which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period; and (iv) December 31, 2029. Based on the aggregate market value of shares of our Class A common stock held by non-affiliates as of June 30, 2025, we expect to become a “large accelerated filer” and no longer qualify as an emerging growth company as of December 31, 2025.

Use of Proceeds

All of the shares of Class A common stock being offered hereby are being sold by selling stockholders. We will not receive any proceeds from the sale of the Class A common stock by the selling stockholders. See “Use of Proceeds.”

2

Nasdaq Global Select Market Listing

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “TEM.”

3

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before deciding whether to invest in our Class A common stock, you should consider carefully the risks and uncertainties described in the section titled “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and described under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectus that we may authorize for use in connection with a specific offering. See the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements.”

4

USE OF PROCEEDS

All of the shares of Class A common stock being offered hereby are being sold by selling stockholders. The selling stockholders listed under the heading “Selling Stockholders” in this prospectus or any applicable prospectus supplement will receive all of the net proceeds from the sales of shares of Class A common stock. We will not receive any proceeds from the sale of Class A common stock by the selling stockholders.

We, and not the selling stockholders, will pay the costs, expenses and fees in connection with the registration of the shares of Class A common stock covered by this prospectus and any accompanying prospectus supplement, but the selling stockholders will pay all discounts, commissions or brokers’ fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of such shares of Class A common stock.

5

SELLING STOCKHOLDERS

Up to 2,439,155 shares of our Class A common stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders named herein. The shares of Class A common stock were issued to the selling stockholders in connection with acquisitions as described further below, and we are registering the resale of the shares of Class A common stock pursuant to the requirements of certain purchase agreements between us and the selling stockholders. We may register additional shares for resale for the account of additional selling stockholders in the future through an accompanying prospectus supplement.

We are registering the resale of the shares of Class A common stock held by the selling stockholders to permit the selling stockholders to resell or otherwise dispose of such shares in the manner contemplated under “Plan of Distribution” in this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “selling stockholders” includes the selling securityholders listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, successors-in-interest and others who later come to hold any of the selling stockholder’s interest in such shares other than through a public sale.

The selling stockholders may sell some, all or none of the shares of Class A common stock held by them. We do not know how long the selling stockholders will hold such shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of their shares of Class A common stock. The shares of Class A common stock covered hereby may be offered from time to time by the selling stockholders.

The following table sets forth the number of shares of our outstanding Class A common stock beneficially owned by the selling stockholders as of August 1, 2025, the number of shares of Class A common stock that may be offered under this prospectus, and the number of shares and percentage of our outstanding Class A common stock beneficially owned by the selling stockholders assuming all of the shares of Class A common stock covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our shares of Class A common stock. Generally, a person “beneficially owns” shares of Class A common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares in the column “Number of Shares of Class A Common Stock Registered for Sale Hereby” represents all of the shares of Class A common stock that the selling stockholders may offer and sell from time to time under this prospectus.

6

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders as of the date of this prospectus. The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares or other securities since the date on which the information in the table below is presented. Information about the selling stockholders may change over time. The percentage of shares owned after the offering is based on 168,671,519 shares of our Class A common stock outstanding as of August 1, 2025.

	Shares Beneficially Owned Before the Offering				Number of Shares of Class A Common Stock Registered for Sale Hereby	Shares Beneficially Owned After the Offering
	Class A Common Stock		Class B Common Stock			Class A Common Stock		Class B Common Stock
Name of Selling Stockholder	Number	%	Number	%		Number	%	Number	%
REALM IDx, Inc.(1)	2,152,505	1.3	—	—	2,152,505	—	—	—	—
Solventum Management LLC (2)	7,550	*	—	—	7,550	—	—	—	—
Boston Millennia Founders Fund Partnership (2)	799	*	—	—	799	—	—	—	—
Golden Sand River (Digital), Ltd. (2)	6,413	*	—	—	6,413	—	—	—	—
GSR Ventures V (Singapore) Pte. Ltd. (2)	231,057	*	—	—	231,057	—	—	—	—
Iaso Ventures, L.P. (2)	3,562	*	—	—	3,562	—	—	—	—
Paul Gilbert (2)	1,518	*	—	—	1,518	—	—	—	—
Techstars Ventures 2022, L.P. (2)	1,006	*	—	—	1,006	—	—	—	—
Wout Brusselaers (2)(3)	34,745	*	—	—	34,745	—	—	—	—

*	Represents beneficial ownership of less than 1%.
(1)

On November 4, 2024, we entered into a Securities Purchase Agreement by and among us, REALM IDx, Inc. (the “Seller”) and the Seller’s ultimate parent, Konica Minolta, Inc., a Japanese corporation (“KMI”), as guarantor, pursuant to which we agreed to purchase all of the outstanding shares of capital stock of Ambry Genetics Corporation. Pursuant to the terms of the Purchase Agreement, we issued 4,843,136 shares of Class A common stock to the Seller on February 3, 2025 upon the closing of the acquisition. 2,152,505 of the shares of Class A common stock held by the Seller are subject to a lock-up for a period of one year following the closing date of the acquisition. KMI, a publicly traded corporation organized under the laws of Japan and traded on the Tokyo Stock Exchange, is the ultimate parent of, and may be deemed to have voting, investment and dispositive control over the shares held by, REALM IDx, Inc. KMI is governed by its board of directors which consists of nine persons, none of which has beneficial ownership over the shares. The registered address of REALM IDx, Inc. is c/o Konica Minolta, 1900 S State College Blvd, Suite 600, Anaheim, California 92806.

(2)

In connection with our acquisition of Deep 6 AI, Inc. (“Deep 6”), on March 11, 2025, we issued 269,280 shares of Class A common stock to certain former stockholders of Deep 6 and may issue up to an additional 17,370 shares of Class A common stock to such former stockholders of Deep 6 in connection with the release of a holdback pursuant to the terms of the purchase agreement. The registered address of Solventum Management LLC is 2510 Conway Ave E, BLDG 275-6W-24, Maplewood, MN 55144-1000; the registered address of Boston Millennia Founders Fund Partnership is 71 Commercial Street, #301 Boston, MA 02109; the registered address of Golden Sand River (Digital), Ltd. is c/o Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands; the registered address of GSR Ventures V (Singapore) Pte. Ltd is 1 George Street #21-01, Singapore 049145; the registered address of Iaso Ventures, L.P. is 75 State Street, First Floor, Boston, MA 02109; the registered address of Paul Gilbert is 1200 California Street Apt 12D, San Francisco, CA 94109; the registered address of Techstars Ventures 2022, L.P. is 25 West 45th St., 15th Floor, New York, NY 10036; the registered address of Wout Brusselaers is 4607 Jessica Drive, Los Angeles, CA 90065.

(3)	Mr. Brusselaers has served as our Senior Vice President, General Manager since March 11, 2025.

7

PLAN OF DISTRIBUTION

The shares of Class A common stock owned by the selling stockholders covered by this prospectus and any applicable prospectus supplement may be offered, sold, transferred or otherwise disposed of from time to time by such selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges, markets, trading facilities or in the over-the-counter market or otherwise, at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may sell or otherwise dispose of their securities by one or more of, or a combination of, the following methods:

•

through one or more underwriters in a public offering, pursuant to which underwriters may resell the shares in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	transactions in which the broker-dealer solicits purchasers on a best efforts basis;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq Stock Market;

•

through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement that provide for periodic sales of its securities on the basis of parameters described in such trading plans;

•	short sales or through the settlement of short sales (including short sales “against the box”), subject to compliance with the Securities Act and other applicable securities laws;

•	distribution to employees, members, limited partners or stockholders of a selling stockholder;

•	through the writing or settlement of standardized or over-the-counter options, swaps or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•

by pledge of securities for any loan or obligation (including obligations associated with derivative transactions), including pledges to brokers or dealers who may from time to time effect distributions of securities, and in the case of any collateral call or default on such loan or obligation, pledges or sales of securities by such pledgee or secured parties;

•	delayed delivery arrangements providing for payment and delivery on a specified date in the future;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	through dividends or other distributions made by a selling stockholder to its partners, members or stockholders;

8

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 or another exemption from registration under the Securities Act or other such exemption may be sold under Rule 144 rather than pursuant to this prospectus or any accompanying prospectus supplement. Further, the selling stockholders may enter into derivative transactions with broker-dealers, other financial institutions or third parties or sell securities not covered by this prospectus or any accompanying prospectus supplement to third parties in privately negotiated or registered transactions. These transactions may involve the sale of shares of Class A common stock by the selling stockholders by forward sale or by an offering (directly or by entering into derivative transactions with broker-dealers, other financial institutions or third parties) of options, swaps, rights, warrants or other securities that are offered with, convertible into or exchangeable for shares of Class A common stock.

The selling stockholders may elect to make an in-kind distribution of the shares of common stock to its members, partners or shareholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the shares of Class A common stock acquired in the distribution.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with a selling the stockholder. The selling stockholders may also sell the securities short and redeliver the securities to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus and any applicable prospectus supplement, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, or Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

9

The selling stockholders and any other persons participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the selling stockholders and any other relevant persons of any of the securities. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to the securities being distributed. All of the above may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

In addition, we will make copies of this prospectus and any applicable prospectus supplement available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of Class A common stock offered by this prospectus.

10

LEGAL MATTERS

Unless otherwise indicated in any applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP, Chicago, Illinois and, with respect to matters of Nevada law, by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement and the accompanying exhibits. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at investors.tempus.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website address as an inactive textual reference only.

11

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are deemed to have been furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing and concurrent effectiveness of the registration statement but prior to the termination of all offerings covered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 24, 2025;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 6, 2025, and for the quarter ended June 30, 2025, filed with the SEC on August 8, 2025;

•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on April  7, 2025 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024);

•	our Current Reports on Form 8-K filed with the SEC on February 3, 2025, April 23, 2025, May 23, 2025 and July 3, 2025; and

•

the description of our Class A common stock in our registration statement on  Form 8-A filed with the SEC on June 11, 2024, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to our Quarterly Report on Form 10-Q for the period ended June 30, 2025.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Tempus AI, Inc.

600 West Chicago Avenue, Suite 510

Illinois, 60654

Attn: Corporate Secretary

(800) 976-5448

Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

12

PROSPECTUS

August 8, 2025

Prospectus

Up to $500,000,000

Class A Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “sales agreement”) with Morgan Stanley & Co. LLC (“Morgan Stanley”), Cantor Fitzgerald & Co. (“Cantor”), TD Securities (USA) LLC (“TD Securities”) and Allen & Company LLC (“Allen” and collectively, the “sales agents”) relating to the sale of shares of our Class A common stock, par value $0.0001 (the “Class A common stock”) offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our Class A common stock from time to time through or to Morgan Stanley, Cantor, TD Securities and/or Allen acting as sales agent or principal, having an aggregate offering price of up to $500 million.

Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the trading symbol “TEM.” On August 7, 2025, the last reported sale price of our Class A common stock was $58.74 per share.

Sales of our Class A common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions, directly on Nasdaq or to or through a market maker other than on an exchange at prevailing market prices, at prices related to prevailing market prices or at negotiated prices or by any other method permitted by law. The sales agents are not required to sell any specific number or dollar amounts of Class A common stock but will use commercially reasonable efforts consistent with normal trading and sales practices, on mutually agreed terms between the sales agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The sales agents may also purchase shares of our Class A common stock as principal.

The sales agents will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold by the sales agents under the sales agreement. In connection with the sale of Class A common stock on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the sales agents will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page 8 for additional information regarding underwriting compensation. We have also agreed to provide indemnification and contributions to the sales agents against certain civil liabilities, including liabilities under the Securities Act.

Investing in our Class A common stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page 5 of this prospectus and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley	Cantor	TD Securities	Allen & Company LLC

The date of this prospectus is August 8, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

In accordance with the terms of the sales agreement, we may offer and sell shares of our Class A common stock from time to time through or to Morgan Stanley, Cantor, TD Securities and/or Allen, acting as sales agent or principal, having an aggregate offering price of up to $500 million. We may also authorize one or more prospectus supplements or free writing prospectuses to be provided to you that may contain material information relating to this offering. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with this offering, together with the information incorporated herein by reference as described in the section titled “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

We have not, and the sales agents have not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the sales agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell and a solicitation for offers to purchase only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference industry, market and competitive position data from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. The content of these third-party sources, except to the extent specifically set forth in this prospectus and the documents incorporated by reference in this prospectus, does not constitute a portion of this prospectus or the documents incorporated by reference in this prospectus and is not incorporated herein or therein. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

In addition, while we are responsible for all of the disclosure contained in this prospectus and the documents incorporated by reference in this prospectus and we believe the industry, market and competitive position data included in this prospectus and the documents incorporated by reference in this prospectus is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Special Note Regarding Forward-Looking Statements” in this prospectus and in the section titled “Risk Factors” incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These and other factors

i

could cause results to differ materially from those expressed in the estimates made by the independent parties or by us. Accordingly, investors should not place undue reliance on this information.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

Unless the context indicates otherwise, as used in this prospectus, all references to “Tempus,” the “Company,” “we,” “us,” “our,” or similar references refer to Tempus AI, Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained or incorporated in this prospectus and any applicable prospectus supplement, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. Within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), these forward-looking statements include, but are not limited to, statements concerning the following:

•	the evolving treatment paradigm for cancer, including physicians’ use of molecular data and targeted oncology therapeutics and the market size for our current and future products;

•	our ability to expand our business beyond oncology into new disease areas;

•	estimates of our addressable market and our expectations regarding our revenue, expenses, capital requirements and operating results;

•	our ability to develop new products and services, including our goals and strategy regarding development and commercialization of our AI Applications product line;

•	our ability to maintain and grow our datasets, including in new disease areas and geographies;

•	any expectation that the growth of our datasets will improve the quality of our products and services and accelerate their adoption;

•	our ability to capture, aggregate, analyze or otherwise utilize genomic data in new ways and in additional diagnostic modalities;

•	any expectation that we will continue to commercialize de-identified records and license them to multiple customers;

•	the acceptance of our publications in peer-reviewed journals or of our presentations at scientific and medical conference presentations;

•	the implementation of our business model and strategic plans for our products, technologies and businesses;

•	competitive companies and technologies and our industry;

•	the potential of intelligent diagnostics to be disruptive across a broad set of disease areas and the clinical trial process;

•	our ability to manage and grow our business by expanding our sales to existing customers or introducing our products to new customers;

•	the impact of macroeconomic conditions, including new and potential tariffs or other trade restrictions, on us and our customers;

•	third-party payer reimbursement and coverage decisions, including our strategy to increase reimbursement;

•	our ability to establish and maintain intellectual property protection for our products or avoid claims of infringement;

•	potential effects of evolving and/or extensive government regulation;

•	the timing or likelihood of regulatory filings and approvals;

•	our ability to hire and retain key personnel;

•	our ability to expand internationally, including through our joint venture, SB Tempus Corp. in Japan;

•

our ability to successfully acquire businesses, form joint ventures or make investments in companies or technologies, including our ability to realize the expected benefits of our acquisitions of Ambry Genetics Corporation and Deep 6 AI, Inc.;

•	our ability to protect and enforce our intellectual property rights, including our trade secret protected proprietary rights in our platform;

•	our ability to service or pay down existing or future debt obligations;

•	the outcome of pending or threatened litigation;

•	our anticipated cash needs and our needs for additional financing; and

•	anticipated trends and challenges in our business and the markets in which we operate.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in, or incorporated by reference into, this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in, or incorporated by reference into, the sections titled “Risk Factors” in this prospectus and any applicable prospectus supplement and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated into this prospectus and any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in, or incorporated by reference into, this prospectus. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in, or incorporated by reference into, this prospectus and any applicable prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus and any applicable prospectus supplement to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our Class A common stock discussed in the section titled “Risk Factors” contained in this prospectus and in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Tempus is a technology company focused on healthcare that straddles two converging worlds. We strive to combine deep healthcare expertise, providing next-generation diagnostics across multiple disease areas, with leading technology capabilities, harnessing the power of data and analytics to help personalize medicine. We endeavor to unlock the true power of precision medicine by creating Intelligent Diagnostics through the practical application of artificial intelligence (“AI”) in healthcare. Intelligent Diagnostics use AI, including generative AI, to make laboratory tests more accurate, tailored, and personal. Unlike traditional diagnostic labs, we can incorporate unique patient information, such as clinical, molecular, and imaging data, with the goal of making our tests more intelligent and our results more insightful. Unlike other technology companies, we are deeply rooted in clinical care delivery as one of the largest sequencers of cancer patients, and patients with other diseases, in the United States. Straddling both worlds is advantageous as we believe Intelligent Diagnostics represent the future of precision medicine, informing more personalized and data-driven therapy selection and development. We believe their adoption could empower physicians to deliver better care and researchers to develop more precise therapies, with the potential to save millions of lives.

In order to bring AI to healthcare at scale, we believe the foundation of how data flows throughout the ecosystem needs to be rebuilt. We established new data pipes, going to and from providers, to allow for the free exchange of data between physicians, who interpret data, and diagnostic and life science companies, who provide data, integrating relevant clinical data, such as outcomes, or adverse events, which are essential for many clinical decisions. Without this capability, we believe that data would continue to accumulate without impacting patient care. To accomplish this, we built both a technology platform to free healthcare data from silos and an operating system to make this data useful, the combination of which we refer to as our Platform. Our Platform connects multiple stakeholders within the larger healthcare ecosystem, often in real time, to assemble and integrate the data we collect, thereby providing an opportunity for physicians to make data-driven decisions in the clinic and for researchers to discover and develop therapeutics. We aim to help physicians find the best therapies for their patients, help pharmaceutical and biotechnology companies make the best drugs possible, and enable patients to access emerging therapies and clinical trials when appropriate.

We currently offer three product lines: Genomics, Data and AI Applications. Each product line is designed to enable and enhance the others, thereby creating network effects in each of the markets in which we operate. We are able to commercialize records multiple times, both at the time a test is run and thereafter. Our Genomics product line leverages our state-of-the-art laboratories to provide next generation sequencing diagnostics, polymerase chain reaction profiling, molecular genotyping and other anatomic and molecular pathology testing to healthcare providers, pharmaceutical companies, biotechnology companies, researchers, and other third parties. The data generated in our lab or ingested into our platform as part of the Genomics product line is structured and de-identified, prior to commercialization. This de-identified database is then commercialized to our pharmaceutical and biotechnology partners to facilitate drug discovery and development through two primary

1

Data and Services products, Insights and Trials. Our third product line, AI Applications, is focused on developing and providing diagnostics that are algorithmic in nature, implementing new software as a medical device, and building and deploying clinical decision support tools.

Corporate Information

We were founded by Eric Lefkofsky under the name Bioin, LLC in Delaware in August 2015. We converted to a Delaware corporation in September 2015 under the name Bioin, Inc., and later changed our name to Tempus Health, Inc. in 2015, to Tempus Labs, Inc. in 2016, and to Tempus AI, Inc. in 2023. Effective as of August 7, 2025, we reincorporated, by conversion, from a Delaware corporation to a Nevada corporation. Our principal executive offices are located at 600 West Chicago Avenue, Suite 510 Chicago, Illinois 60654, and our telephone number is (800) 976-5448. Our website address is www.tempus.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on, or that can be accessed through, our website to be part hereof. We completed our initial public offering in June 2024, and our Class A common stock is listed on the Nasdaq under the symbol “TEM.”

The Tempus logo, “Tempus” and our other registered and common law trade names, trademarks and service marks are the property of Tempus AI, Inc. or our subsidiaries. Other trade names, trademarks and service marks used herein are the property of their respective owners.

Implications of Being an Emerging Growth Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have at least $1.235 billion in annual revenue; (ii) the date upon which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period; and (iv) December 31, 2029. Based on the aggregate market value of shares of our Class A common stock held by non-affiliates as of June 30, 2025, we expect to become a “large accelerated filer” and no longer qualify as an emerging growth company as of December 31, 2025.

2

THE OFFERING

Class A common stock offered by us	Shares of Class A common stock having an aggregate offering price of up to $500 million

Class A common stock outstanding before this offering	168,580,827 shares

Class A common stock to be outstanding immediately after this offering	Up to 177,689,954 shares, assuming sales of up to 9,109,127 shares of Class A common stock in this offering at a price of $54.89 per share, which was the last reported sale price of our Class A common stock on the Nasdaq on August 1, 2025. The actual number of shares of Class A common stock outstanding will vary depending on the sales prices at which our Class A common stock is sold in this offering and the total amount of sales of Class A common stock in this offering.

Class B common stock to be outstanding immediately after this offering	5,043,789 shares

Total Class A common stock and Class B common stock to be outstanding immediately after this offering	Up to 182,733,743 shares, assuming sales of up to 9,109,127 shares of Class A common stock in this offering at a price of $54.89 per share, which was the last reported sale price of our Class A common stock on the Nasdaq on August 1, 2025. The actual number of shares of Class A common stock outstanding will vary depending on the sales prices at which our Class A common stock is sold in this offering and the total amount of sales of Class A common stock in this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to Morgan Stanley, Cantor, TD Securities and/or Allen as sales agent or principal. See “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include acquisitions or strategic investments in complementary businesses or technologies, working capital, operating expenses and capital expenditures. See “Use of Proceeds.”

Risk Factors	Investing in our Class A common stock involves a high degree of risk. Before deciding whether to invest in our Class A common stock, please read the information contained under the heading “Risk Factors” and in the section title “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety.

3

Nasdaq Global Select Trading Symbol	“TEM”

The number of shares of Class A common stock and Class B common stock that will be outstanding immediately after this offering is based on 168,580,827 shares of Class A common stock and 5,043,789 shares of Class B common stock outstanding as of June 30, 2025 and excludes:

•	3,122,720 shares of Class A common stock issuable on the vesting and settlement of restricted stock units outstanding as of June 30, 2025 under our 2015 Equity Incentive Plan (“2015 EIP”);

•

3,693,885 shares of Class A common stock issuable on the vesting and settlement of restricted stock units and restricted stock awards outstanding as of June 30, 2025 under our 2024 Equity Incentive Plan (the “2024 EIP”);

•	6,355,699 shares of our Class A common stock reserved for future issuance under the 2024 EIP;

•	3,000,000 shares of Class A common stock reserved for future issuance under our 2024 Employee Stock Purchase Plan (“2024 ESPP”);

•	11,803,575 shares of Class A common stock reserved for issuance upon the conversion of our 0.75% convertible senior notes due 2030 as of June 30, 2025; and

•

shares of Class A common stock issuable upon conversion of the convertible promissory note we issued to Google LLC, which note was most recently amended in February 2025, and is convertible beginning in December 2030 into a number of shares of Class A common stock equal to the quotient obtained by dividing (1) the then outstanding principal amount of such note (which was $238.3 million as of the time of the latest amendment), by (2) the average of the last trading price on each trading day during the twenty-day period ending immediately prior to December 31, 2030.

4

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before deciding whether to invest in our Class A common stock, you should consider carefully the risks and uncertainties described below together with all of the other information contained in this prospectus and in the section titled “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and described under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectus that we may authorize for use in connection with a specific offering. See the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our business, financial condition, results of operations and prospects. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

Future sales of our Class A common stock in the public market could cause the market price of our Class A common stock to decline.

Sales of a substantial number of shares of our Class A common stock in the public market, or the perception that these sales might occur, could depress the market price of our Class A common stock and could impair our ability to raise capital through the sale of additional equity securities. Many of our existing equity holders have substantial unrecognized gains on the value of the equity they hold based upon the price of our initial public offering (“IPO”), and therefore they may take steps to sell their shares or otherwise secure the unrecognized gains on those shares. All of the Class A common stock sold in our IPO is freely tradable without restrictions or further registration under the Securities Act, except for any shares held by our affiliates as defined in Rule 144 under the Securities Act (“Rule 144”). We are unable to predict the timing of or the effect that such sales may have on the prevailing market price of our Class A common stock.

Sales, short sales, or hedging transactions involving our equity securities, whether or not we believe them to be prohibited, could adversely affect the price of our Class A common stock.

In addition, we have filed a universal shelf registration statement (which allows us to offer and sell securities from time to time pursuant to one or more offerings at prices and terms to be determined at the time of sale), as well as registration statements registering all shares of Class A common stock that we has been issued under our 2015 EIP or has or may be issued under our 2024 EIP and 2024 ESPP. All of the Class A common stock sold pursuant to such plans is freely tradable without restrictions or further registration under the Securities Act, except for any shares held by our affiliates as defined in Rule 144.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, our ultimate use may

5

vary substantially from our currently intended use. Investors will need to rely upon the judgment of our management with respect to the use of proceeds. Pending use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities, such as money market accounts, certificates of deposit, commercial paper, and guaranteed obligations of the U.S. government that may not generate a high yield for our stockholders. We may also use a portion of the net proceeds to acquire complementary businesses, products, services, or technologies, or to pay down existing or future debt obligations. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition and results of operations and prospects could be harmed and the market price of our Class A common stock could decline.

You will experience immediate and substantial dilution in the net tangible book value of the shares of Class A common stock you purchase in this offering.

The shares of Class A common stock sold in this offering, if any, will be sold from time to time at various prices. However, we anticipate the offering price of our Class A common stock will be substantially higher than the net tangible book value per share of our Class A common stock immediately after this offering. After giving effect to the sale of shares of our Class A common stock in the aggregate amount of $500,000,000 at an assumed public offering price of $54.89, which was the last reported sale price of our Class A common stock on the Nasdaq Global Select Market on August 1, 2025, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $80.8 million, or approximately $0.44 per share. This represents an immediate increase in as adjusted net tangible book value of approximately $2.77 per share to the existing holders of our Class A common stock and an immediate dilution in as adjusted net tangible book value of approximately $54.45 per share to purchasers of our Class A common stock in this offering. The actual amount of dilution to investors in this offering will depend on the sales price at which we sell shares of our common stock and our net tangible book value per share at the of any sale.

We do not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our Class A common stock.

While we have in the past paid dividends to holders of our convertible preferred stock, we do not intend to pay any cash dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, you may need to rely on sales of our Class A common stock after price appreciation, which may never occur, as the only way to realize any future gains on your investment.

The actual number of shares we will issue under the sales agreement, at any one time or in total, and the gross proceeds resulting from those sales is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agents at any time throughout the term of the sales agreement. The number of shares that are sold by the sales agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of the Class A common shares during the sales period, the limits we set with the sales agents in any applicable placement notice, and the demand for our Class A common stock during the sales period. Because the price per share of each share sold will fluctuate based on the market price of our Class A common stock during the sales period, it is not possible at this stage to predict the number of shares of Class A common stock that will be ultimately issued or sold or the gross proceeds to be raised in connection with those sales.

The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

6

USE OF PROCEEDS

We may issue and sell shares of our Class A common stock having aggregate gross sales proceeds of up to $500 million from time to time. Because there is no minimum offering amount required as a condition to close this offering and because the amount of proceeds from this offering will depend upon the number of shares of our Class A common stock sold and the market price at which they are sold, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under the sales agreement or fully utilize the sales agreement with the sales agents as a source of financing.

We currently intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include acquisitions or strategic investments in complementary businesses or technologies, working capital, operating expenses and capital expenditures.

We will have broad discretion over how to use the net proceeds from this offering. We intend to invest the net proceeds to us from this offering that are not used as described above in investment-grade, interest-bearing instruments.

7

PLAN OF DISTRIBUTION

We entered into the sales agreement with the sales agents on August 8, 2025, which we filed as an exhibit to a report filed under the Exchange Act and incorporate by reference herein. In accordance with the terms of the sales agreement, we may issue and sell shares of our Class A common stock under this prospectus having an aggregate offering price of up to $500,000,000, from time to time through or to Morgan Stanley, Cantor, TD Securities and/or Allen, as sales agent or principal, in each case severally and not jointly.

Sales of shares of our Class A common stock, if any, under this prospectus may be made in negotiated transactions, including block trades sales Class A common stock that would constitute a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act , or by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made through Nasdaq or on any other existing trading market for the Class A common Stock, or by any other method permitted by law. We may instruct the sales agents not to sell Class A common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the sales agents may suspend the offering of Class A common stock upon notice and subject to other conditions.

The sales agents will offer our Class A common stock subject to the terms and conditions of the sales agreement as agreed upon by us and the sales agents. Each time we wish to issue and sell Class A common stock under the sales agreement, we will notify a sales agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed such sales agent, unless the sales agent declines to accept the terms of the notice, such sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices, to sell such shares up to the amount specified on such terms. The obligations of the sales agents under the sales agreement to purchase or sell our common stock are subject to a number of conditions that we must meet.

We will pay the sales agents commissions for their services in the sale of our Class A common stock at a commission rate equal to up to 3.0% of the aggregate gross proceeds from each sale of Class A common stock. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the sales agents under the terms of the sales agreement, will be approximately $400,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares. Except as we and the sales agents otherwise agree, we will reimburse the sales agents for their reasonable out-of-pocket expenses, including attorney’s fees, in an amount not to exceed an aggregate of $125,000 incurred in connection with the execution of the sales agreement and up to $50,000 per calendar quarter, for ongoing diligence arising from the transactions contemplated by the sales agreement. We have agreed to provide indemnification and contribution to the sales agents against certain civil liabilities, including liabilities under the Securities Act.

Under the terms of the sales agreement, we may, if agreed to by the sales agents, also sell shares of our Class A common stock to each of the sales agents, as principal for its own account, at a price per share and such other terms to be agreed upon at the time of sale. However, the sales agents have no obligation to agree to purchase shares of our Class A common stock as principal. If we sell to any sales agent as principal, we will enter into a separate terms agreement with such sales agent.

Settlement for sales of Class A common stock will occur on the first business day that is also a trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the sales agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

8

In connection with the sale of the Class A common stock on our behalf, each sales agent may be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as sales agent may be deemed to be underwriting commissions or discounts.

The offering pursuant to the sales agreement will terminate upon the termination of the sales agreement as permitted therein. We and each of the sales agents have the right to terminate the sales agreement at any time upon two days’ prior written notice.

Each of Morgan Stanley, Cantor, TD Securities and Allen and their respective affiliates have in the past and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees and reimbursement for expenses.

In the course of its business, the sales agents may actively trade our securities for their own accounts or for the accounts of clients, and, accordingly, the sales agents may at any time hold long or short positions in such securities. The sales agents may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions.

9

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, will be passed upon by Cooley LLP, Chicago, Illinois and, with respect to matters of Nevada law, by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Certain legal matters in connection with this offering will be passed upon for the sales agents by Davis Polk & Wardwell LLP, Redwood City, California.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement and the accompanying exhibits. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at investors.tempus.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website address as an inactive textual reference only.

10

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are deemed to have been furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing and concurrent effectiveness of the registration statement but prior to the termination of all offerings covered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 24, 2025;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 6, 2025, and for the quarter ended June 30, 2025, filed with the SEC on August 8, 2025;

•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on April  7, 2025 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024);

•	our Current Reports on Form 8-K filed with the SEC on February 3, 2025, April 23, 2025, May 23, 2025 and July 3, 2025; and

•

the description of our Class  A common stock in our registration statement on Form 8-A filed with the SEC on June 11, 2024, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to our Quarterly Report on Form 10-Q for the period ended June 30, 2025.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Tempus AI, Inc.

600 West Chicago Avenue, Suite 510

Illinois, 60654

Attn: Corporate Secretary

(800) 976-5448

Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

11

Up to $500,000,000

Class A Common Stock

PROSPECTUS

Morgan Stanley

Cantor

TD Securities

Allen & Company LLC

August 8, 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered.

Amount
SEC registration fee(1)	$96,985
FINRA filing fee	$270,000
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Transfer agent and registrar fees and expenses	(2)
Trustee fees and expenses	(2)
Blue sky fees and expenses (including legal fees)	(2)
Printing and miscellaneous fees and expenses	(2)

Total	$(2)

(1)

In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees for the securities offered by this registration statement, other than with respect to the registration fees applicable to (i) the offering of up to 2,439,155 shares of Class A common stock pursuant to the Selling Stockholder Prospectus and (ii) the offering of up to $500,000,000 of shares of Class A common stock under the Controlled Equity OfferingSM sales agreement with Morgan Stanley & Co. LLC, Cantor Fitzgerald & Co., TD Securities (USA) LLC and Allen & Company LLC pursuant to the ATM Prospectus.

(2)

The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus or prospectus supplement.

Item 15. Indemnification of Directors and Officers

Nevada Revised Statutes (“NRS”) 78.7502(1) provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person is not liable pursuant to NRS 78.138 or if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.

Our articles of incorporation permit indemnification of, and advancement of expenses to, our directors, officers and other agents, and any other persons to which applicable law permits us to provide indemnification, to the fullest extent permitted by applicable law, including the NRS. Our bylaws provide that we will so indemnify our directors and executive officers and permit us to indemnify other officers, employees, and other agents, in each case to the full extent permitted and in any manner permitted under the NRS or other applicable law.

We have entered into indemnification agreements with our directors and executive officers, whereby we have agreed to indemnify the directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or executive officer was, or is threatened to be made, a party by reason of the fact that such director or executive officer is or was a director, executive officer, employee or agent of our company, provided that such director or executive officer is not liable pursuant to NRS 78.138 or acted in good faith and in a manner that the director or executive officer reasonably believed to be in, or not opposed to, the best interests of the Registrant (and with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful). At present, there is no pending litigation or proceeding involving a director or executive officer of us regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might be incurred by any director or officer in his or her capacity as such.

Item 16. Exhibits

Exhibit No.	Description	Incorporated by Reference
		Schedule/ Form	File No.	Exhibit	Filing Date

1.1**	Form of Underwriting Agreement.

1.2	Controlled Equity OfferingSM Sales Agreement, by and among the Registrant and Morgan Stanley & Co. LLC, Cantor Fitzgerald & Co., TD Securities (USA) LLC and Allen & Company LLC, dated August 8, 2025.	10-Q	001-42130	10.3	August 8, 2025

2.1	Plan of Conversion.	10-Q	001-42130	2.1	August 8, 2025

4.1	Articles of Incorporation of the Registrant.	10-Q	001-42130	3.1	August 8, 2025

4.2	Amended and Restated Bylaws of the Registrant.	10-Q	001-42130	3.2	August 8, 2025

4.3	Specimen Class A Common Stock Certificate.	10-Q	001-42130	4.4	August 8, 2025

4.4**	Certificate and Certificate of Designations of Preferred Stock

4.5*	Form of Indenture.

4.6**	Form of Debt Securities.

4.7*	Form of Class A Common Stock Warrant Agreement and Warrant Certificate.

4.8*	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.9*	Form of Debt Securities Warrant Agreement and Warrant Certificate.

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP.

5.2*	Opinion of Cooley LLP.

23.1*	Consent of PricewaterhouseCoopers, LLP, independent registered public accounting firm.

23.2*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

23.3*	Consent of Cooley LLP (included in Exhibit 5.2).

24.1*	Power of Attorney (included on the signature page hereto).

25.1***	Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939, as amended.

107*	Filing Fee Table

*	Filed herewith.
**	To be filed by amendment or by a report filed under the Exchange Act, and incorporated herein by reference, if applicable.
***	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and Rule 5b-3 thereunder.

Item 17. Undertaking

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Filing Fee Table” in the exhibit to the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on August 8, 2025.

TEMPUS AI, INC.

By:	/s/ Eric Lefkofsky
Eric Lefkofsky
Chief Executive Officer, Founder and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric Lefkofsky, James Rogers and Andrew Polovin, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Tempus AI, Inc. to comply with the provisions of the Securities Act, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Lefkofsky Eric Lefkofsky	Chief Executive Officer, Founder and Chairman (Principal Executive Officer)	August 8, 2025

/s/ James Rogers James Rogers	Chief Financial Officer (Principal Financial Officer)	August 8, 2025

/s/ Ryan Bartolucci Ryan Bartolucci	Chief Accounting Officer (Principal Accounting Officer)	August 8, 2025

/s/ Peter J. Barris Peter J. Barris	Director	August 8, 2025

/s/ Eric D. Belcher Eric D. Belcher	Director	August 8, 2025

/s/ Jennifer A. Doudna Jennifer A. Doudna, Ph.D.	Director	August 8, 2025

Signature	Title	Date

/s/ David R. Epstein David R. Epstein	Director	August 8, 2025

/s/ Wayne A.I. Frederick Wayne A.I. Frederick, M.D.	Director	August 8, 2025

/s/ Scott Gottlieb Scott Gottlieb	Director	August 8, 2025

/s/ Theodore J. Leonsis Theodore J. Leonsis	Director	August 8, 2025

/s/ Nadja West Nadja West	Director	August 8, 2025